As filed with the Securities and Exchange Commission on January 14, 2022
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-4413774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S, Austin, Texas 78757 (512) 693-4199
(Address of Principal Executive Offices)

2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan
(Full title of the plan)

Alan S. Knitowski, Chief Executive Officer Phunware, Inc. 7800 Shoal Creek Blvd, Suite 230-S Austin, Texas 78757 (512) 693-4199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alex R. Allemann, Esq.	Matt Aune
Jeffrey M. McPhaul, Esq.	J. Brendhan Botkin
Winstead PC	Phunware, Inc.
401 Congress Ave., Suite 2100	7800 Shoal Creek Blvd, Suite 230-S
Austin, Texas 78701	Austin, Texas 78757
(512) 370-2800	(512) 693-4199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

  CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,548,240	(2)	$2.675	$9,491,542.00	$879.87
Total	3,548,240		$2.675	$9,491,542.00	$879.87

(1)
This Registration Statement covers up to 3,548,240 shares of common stock (the "Common Stock"), par value $0.0001 per share, issuable under the Phunware 2018 Equity Incentive Plan (Amended and Restated as of December 4, 2020) (the "2018 Plan") and the Phunware 2018 Employee Stock Purchase Plan (the "2018 ESPP"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2018 Plan or the Registrant's 2018 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Represents (i) 2,729,416 shares of the Registrant's Common Stock reserved for future issuance under the 2018 Plan by reason of the automatic increase provision of the 2018 Plan.and (ii) 818,824 shares of the Registrant's Common Stock reserved for future issuance under the 2018 ESPP by reason of the automatic increase provision of the 2018 ESPP.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) promulgated under the Securities Act based on the average of the high $2.85 and low $2.50 sales prices of the Registrant’s Common Stock on January 10, 2021, as reported on the Nasdaq Capital Market.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

Phunware, Inc. (the "Company" or the "Registrant") is filing this Registration Statement on Form S-8 for the purpose of registering the offer and sale of an additional 2,729,416 shares of common stock of the Registrant, par value $0.0001 per share ("Common Stock"), issuable to eligible persons under the Phunware, Inc. 2018 Equity Incentive Plan (Amended and Restated as of December 4, 2020) (the “2018 Plan”) and 818,824 shares of Common Stock, issuable to eligible persons under the Phunware, Inc. 2018 Employee Stock Purchase Plan (the "2018 ESPP"). The Common Stock being registered pursuant to the Registration Statement is in addition to the shares of Common Stock registered on the Company’s registration statements on Form S-8 filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on April 29, 2019 (File No. 333-231104), January 29, 2020 (File No. 333-236145) and January 5, 2021 (File No. 333-251903) (the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements relating to the 2018 Plan and 2018 ESPP, including periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statements are currently effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.3	Certificate of Designation (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K (File No. 001-37862) filed with the SEC on January 2, 2019).
4.4	Specimen common stock certificate of the Registrant (Incorporated by reference to Exhibit 4.3 of the Registrant's Form S-4/A (File No. 333-224227), filed with the SEC on November 6, 2018).
4.5
Phunware, Inc. 2018 Equity Incentive Plan (Amended and Restated as of December 4, 2020) (Incorporated by reference to Annex A to the Registrant's Schedule 14A (File No. 001-37862) filed with the SEC on October 16, 2020).

4.6	Phunware, Inc. 2018 Employee Stock Purchase Plan (Incorporated by reference to Annex E of the Registrant’s Form S-4/A (File No. 333-224227), filed with the SEC on November 13, 2018).
5.1*	Opinion of Winstead PC.
10.1
Form of Stock Option Agreement under the 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Registrant's Form S-8 (File No. 333-231104), filed with the SEC on April 29, 2019).

10.2
Form of Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 of the Registrant's Form S-8 (File No. 333-231104), filed with the SEC on April 29, 2019).

10.3
Form of Subscription Agreement under the 2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 of the Registrant's Form S-8 (File No. 333-231104), filed with the SEC on April 29, 2019).

23.1*	Consent of Marcum LLP.
23.2*	Consent of Winstead PC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 14, 2022.

PHUNWARE, INC.

By:	/s/ Alan S. Knitowski
Alan S. Knitowski
Chief Executive Officer
 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan S. Knitowski and Matt Aune, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to act on, sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on January 14, 2022.

Name	Title

/s/ Alan S. Knitowski	Chief Executive Officer and Director
Alan S. Knitowski	(Principal Executive Officer)

/s/ Matt Aune	Chief Financial Officer
Matt Aune	(Principal Accounting and Financial Officer)

/s/ Keith Cowan	Director
Keith Cowan

/s/ Randall Crowder	Chief Operating Officer and Director
Randall Crowder

/s/ Ryan Costello	Director
Ryan Costello

/s/ Eric Manlunas	Director
Eric Manlunas

/s/ Kathy Tan Mayor	Director
Kathy Tan Mayor

/s/ Rahul Mewawalla	Director
Rahul Mewawalla